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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Catuity Inc. 2005 Non-Employee Director Restricted Stock Plan and Catuity Inc. 2005 Employee Restricted Stock Plan dated September 23, 2005 of our report dated February 26, 2004, with respect to the consolidated financial statements and schedule of Catuity, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP


Detroit, Michigan
March 12, 2004